                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            Williams-Sonoma, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                      LOGO
           ---------------------------------------------------------
              W I L L I A M S - S O N O M A
           ---------------------------------------------------------
                              3250 VAN NESS AVENUE
                        SAN FRANCISCO, CALIFORNIA 94109

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Williams-Sonoma, Inc., a California corporation (the "Company"), will be held at the Company's offices, 3250 Van Ness Avenue, San Francisco, California 94109, Wednesday, May 26, 1999 commencing at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

     (1) To elect ten directors to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified.

     (2) To act on a proposal to approve an amendment to Article IV of the Company's Articles of Incorporation.

     (3) To ratify the selection of Deloitte & Touche LLP as independent accountants for the fiscal year ending January 30, 2000.

     (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 30, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A list of such shareholders will be available for inspection at the Annual Meeting by any shareholder and, for 10 days prior to the Annual Meeting, at the Company's offices at the address specified above.

     Financial and other information concerning the Company is contained in the enclosed Annual Report for the fiscal year ended January 31, 1999.

                                    By Order of the Board of Directors,

                                    Dennis A. Chantland, Secretary
San Francisco, California
April 16, 1999

       WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY ORALLY REVOKE THE PROXY AND VOTE IN PERSON EVEN THOUGH YOU HAVE RETURNED YOUR PROXY.

                             WILLIAMS-SONOMA, INC.
                              3250 VAN NESS AVENUE
                        SAN FRANCISCO, CALIFORNIA 94109

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 26, 1999

     This proxy statement (the "Proxy Statement") and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Williams-Sonoma, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on Wednesday, May 26, 1999, and any adjournments or postponements thereof. The Annual Report to the shareholders of the Company for the fiscal year ended January 31, 1999, including the financial statements of, and other information concerning, the Company is also enclosed. The Company anticipates that this Proxy Statement and accompanying form of proxy will first be mailed or given to its shareholders on or about April 16, 1999.

     A proxy may be revoked by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting does not itself revoke an otherwise valid proxy; however, any shareholder who attends such meeting may orally revoke his proxy at the Annual Meeting and vote in person. If a shareholder specifies a choice on any matter to be acted upon by means of the accompanying proxy, and the proxy is properly executed and received prior to the Annual Meeting, the proxy will be voted in accordance with the specifications made. If an executed proxy is returned without any specifications as to how shares should be voted, votes will be cast for the election of each of the directors named in this Proxy Statement, in favor of the amendment to the Articles of Incorporation, and in favor of the ratification of the selection of Deloitte & Touche LLP as the Company's independent accountants. In addition, the proxyholders will vote in their sole discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed will be paid by the Company. Copies of solicitation material will be furnished to brokers and others holding common stock of the Company to forward to their principals, and the Company will reimburse them for reasonable expenses in doing so. The Company expects that some of its officers or employees (none of whom will receive special compensation) will solicit proxies personally and by telephone or other means. In addition, the Company has retained the services of Skinner & Company to assist in the solicitation of proxies at an estimated cost of $3,500.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     Only shareholders of record at the close of business on March 30, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 30, 1999, there were 55,808,325 outstanding shares of the Company's common stock (the "Common Stock"), the only class of stock outstanding, held of record by 551 shareholders. The closing sales price for the Common Stock on March 30, 1999, as reported by the New York Stock Exchange
(NYSE), was $28.19 per share.

     Each share of Common Stock is entitled to one vote, except that shareholders may cumulate their votes for the election of directors. Under California law, no shareholder may cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder at the meeting has given notice of the intention to cumulate votes prior to the voting. If such notice is given, every shareholder present, in person or by proxy, at the meeting may cumulate votes. The accompanying proxy grants authority to the proxyholders to cumulate votes and allocate them in the proxyholders' discretion to one or more nominees, if the proxyholders believe that such action will maximize the number of nominees who will be elected. The proxyholders do not, at this time, intend to give such notice nor to cumulate the votes they may hold pursuant to the proxies solicited in this Proxy Statement unless the required notice by a shareholder is given at the meeting, in which instance such proxyholders intend to vote cumulatively all the proxies held by them in favor of some or all of the nominees for office set forth in this Proxy Statement. If cumulative voting is utilized at the Annual Meeting, each shareholder voting at the election of directors may cumulate their votes and cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held. All such votes may be cast for a single candidate or may be distributed among any or all of the candidates.

     The following table sets forth information as to the beneficial ownership of the Common Stock, as of March 26, 1999, by (a) persons known to the Company to be beneficial owners of more than 5% of the Common Stock, (b) executive officers named in the "Summary Compensation Table" below, and (c) executive officers and directors as a group. Unless otherwise noted, the persons listed below have sole voting and investment power.

                                                    NUMBER OF SHARES     PERCENT OF
      NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIALLY OWNED     CLASS(1)
      ------------------------------------         ------------------    -----------
W. Howard Lester.................................       5,187,093(2)         9.2%
  c/o Williams-Sonoma, Inc.
  3250 Van Ness Avenue
  San Francisco, CA 94109
James A. McMahan.................................       5,675,200(3)        10.2%
  2237 Colby Avenue
  Los Angeles, CA 90064
Patrick J. Connolly..............................         502,272(4)           *
Gary G. Friedman.................................         831,824(5)         1.5%
Dennis A. Chantland..............................          62,515(6)           *
Richard Hunter...................................             468(7)           *
Putnam Investment Management, Inc and
  Putnam Investments, Inc........................       5,677,134(8)        10.2%
  One Post Office Square
  Boston, MA 02109
AMVESCAP, PLC and group members..................       3,235,800(9)         5.8%
  11 Devonshire Square
  London EC2M 4YR, England
All Executive Officers and Directors as a Group
  (12 persons)...................................      13,225,977(10)       23.0%

---------------
  *  Less than 1%.

 (1) Assumes exercise of stock options beneficially owned by the named individual or entity into shares of the Company's common stock. Based on 55,808,325 shares outstanding as of March 30, 1999.

 (2) Includes 162,000 and 404,500 shares subject to nonqualified stock options granted under the Company's 1976 Stock Option Plan (the "1976 Plan") and the 1993 Stock Option Plan (the "1993 Plan"), respectively, which are currently exercisable or exercisable within 60 days. Includes 15,303 shares in the Company's Associate Stock Incentive plan (the "Stock Incentive Plan") that are allocable to Mr. Lester and fully vested. Does not include 3,486 and 1,081,546 shares owned by Mr. Lester's wife and by trusts established by Mr. Lester for the benefit of his children, respectively, in which shares Mr. Lester disclaims any beneficial interest.

 (3) Includes 13,500 and 51,000 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days.

 (4) Includes 47,250 shares subject to nonqualified stock options granted under the 1993 Plan which are currently exercisable or exercisable within 60 days. Also includes 10,992 shares in the Stock Incentive Plan that are allocable to Mr. Connolly and fully vested. Does not include 5,238 shares owned by a trust established for the benefit of Mr. Connolly's children, in which shares Mr. Connolly disclaims any beneficial interest.

 (5) Includes 45,000 and 672,000 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days. Also includes 13,574 shares in the Stock Incentive Plan that are allocable to Mr. Friedman and fully vested.

 (6) Includes 62,000 shares subject to nonqualified stock options granted under the 1993 Plan which are currently exercisable within 60 days. Includes 515 shares in the Stock Incentive Plan that are allocable to Mr. Chantland and fully vested.

 (7) Includes 468 shares in the Stock Incentive Plan that are allocable to Mr. Hunter and fully vested.

 (8) The information above and in this footnote is based on share information taken from the Schedule 13G of Putnam Investment Management, Inc. and Putnam Investments, Inc. filed February 11, 1999. Putnam Management, Inc. a registered investment adviser, and Putnam, Inc., its parent company, have shared dispositive power (but no voting power) over 5,677,134 shares of Common Stock.

 (9) The information above and in this footnote is based on Schedule 13G filed February 5, 1998 on behalf of a group by AMVESCAP PLC, a parent holding company. In addition to AMVESCAP PLC, other group members include AVZ, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc. and INVESCO Realty Advisers, Inc. Each member of such group has shared voting and dispositive power over 3,235,800 shares of Common Stock. AVZ, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., INVESCO, Inc. and INVESCO North American Holdings, Inc. are all holding companies. INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc. and INVESCO Realty Advisers, Inc. are all investment advisers.

(10) Includes 247,500 and 1,424,246 shares subject to nonqualified stock options granted under the 1976 Plan and 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days. Also includes 41,977 shares in the Stock Incentive Plan that are allocable to the executive officers and fully vested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, directors and certain officers of the Company and persons who beneficially own more than 10% of a registered class of the Company's equity securities are required to file with the Securities and Exchange Commission and furnish to the Company reports of ownership and changes in ownership of all classes of the Company's equity securities. Based solely on its review of the copies of such reports received by it during or with respect to the fiscal year ended January 31, 1999, and/or written representations from such reporting persons, the Company believes that, except as described below, all reports required to be filed by such reporting persons during or with respect to the fiscal year ended January 31, 1999 were filed on a timely basis, except that Form 3 reporting John Bronson's appointment as an executive officer of the Company was inadvertently filed late.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, ten directors are to be elected to serve until the next annual meeting of shareholders or until the election and qualification of their successors. The Company's Bylaws provide for not less than six nor more than eleven directors, the exact number of directors following this annual meeting of shareholders having been fixed by the Board of Directors at ten. Under California law, the ten nominees receiving the highest number of affirmative votes of the shares entitled to vote shall be elected directors. Abstentions and broker non-votes will have no effect on the outcome of the vote. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the ten nominees named below. If any of the listed nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such person or persons as the proxyholders may designate. The Board of Directors has no reason to believe that any of the nominees will be unable or decline to serve as a director.

     The following table sets forth information, as of March 26, 1999, with respect to each person nominated for election as a director which has been furnished to the Company by the nominees. All nominees were elected directors at the Annual Meeting of Shareholders held on May 27, 1998.

                                                                                            AMOUNT
                                                                                             AND
                                                                                          NATURE OF
                                                                               DIRECTOR   BENEFICIAL   PERCENT OF
       NOMINEE          AGE                PRINCIPAL OCCUPATION                 SINCE     OWNERSHIP     CLASS(1)
       -------          ---                --------------------                --------   ----------   -----------
Charles E. Williams...  83    Founder of the Company and its Vice Chairman       1973       547,125(2)     1.0%
                              since 1986.
W. Howard Lester......  63    Chairman of the Company since 1986 and Chief       1979     5,187,093(3)     9.2%
                              Executive Officer since 1979. Director of The
                              Good Guys, Inc., CKE Restaurants, Inc.,
                              Harold's Stores, Inc., and Il Fornaio
Adrian D.P. Bellamy...  57    Chairman and Director of Airport Group Int'l       1997        25,282(4)       *
                              and Gucci Group N.V. Director of The Gap, Inc.,
                              Paragon Trade Brands, Inc., The Body Shop Inc.
                              and Shaman Pharmaceuticals, Inc. Chairman and
                              CEO of DFS Group Ltd. from 1983-1995.
James M. Berry........  68    Executive Vice President of Finance of Belk        1987        68,550(5)       *
                              Stores Services since 1995. Director of HCC
                              Insurance Holdings, Inc. since 1993.
Nathan Bessin.........  73    Managing Partner of J. Arthur Greenfield & Co.,    1983        75,150(5)       *
                              Certified Public Accountants since 1978.
                              Director of Mercury General Corp.
Patrick J. Connolly...  52    Executive Vice President, General                  1983       502,272(6)       *
                              Manager -- Catalog and Assistant Secretary of
                              the Company since 1995 and 1983, respectively.
Janet Emerson.........  50    President and Chief Executive Officer of           1997        14,998(4)       *
                              Learningsmith, Inc. since 1995. Director of
                              Retail -- Stores, Catalog and Wholesale
                              Divisions, Museum of Fine Arts Boston from
                              1994-1995
Gary G. Friedman......  41    Chief Merchandising Officer and                    1993       831,824(7)     1.5%
                              President -- Retail Stores since 1995.
John E. Martin........  53    Chairman and Director of Diedrich Coffee and       1994       235,500(8)       *
                              Newriders, Inc. since 1997. Director of The
                              Good Guys, Inc. Chairman and Chief Executive
                              Officer of PepsiCo Casual Restaurants from
                              1996-1997. President and Chief Executive
                              Officer of Taco Bell, a wholly-owned subsidiary
                              of PepsiCo from 1983-1996.
James A. McMahan......  76    Chief Executive Officer of McMahan Furniture       1979     5,675,200(5)    10.2%
                              Stores since 1947.

---------------
 *  Less than 1%.

(1) Assumes exercise of stock options beneficially owned by the named individual or entity with shares of the Company's common stock. Based on 55,808,325 shares outstanding as of March 30, 1999.

(2) Includes 1,125 shares in the Stock Incentive Plan that are allocable to Mr. Williams and fully vested.

(3) Includes 162,000 and 404,500 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days. Includes 15,303 shares in the Stock Incentive Plan that are allocable to Mr. Lester and fully vested. Does not include 3,486 and 1,081,546 shares owned by Mr. Lester's wife and by trusts established by Mr. Lester for the benefit of his children, respectively, in which shares Mr. Lester disclaims any beneficial interest.

(4) Includes 14,998 shares subject to nonqualified stock options granted under the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days.

(5) Includes 13,500 and 51,000 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days.

(6) Includes 47,250 shares subject to nonqualified stock options granted under the 1993 Plan which are currently exercisable or exercisable within 60 days. Also includes 10,992 shares in the Stock Incentive Plan that are allocable to Mr. Connolly and fully vested. Does not include 5,238 shares owned by a trust established for the benefit of Mr. Connolly's children, in which shares Mr. Connolly disclaims any beneficial interest.

(7) Includes 45,000 and 672,000 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days. Also includes 13,574 shares in the Stock Incentive Plan that are allocable to Mr. Friedman and fully vested.

(8) Includes 55,500 shares subject to nonqualified stock options granted under the 1993 Plan which are currently exercisable or exercisable within 60 days.

COMPENSATION OF DIRECTORS

     The Company's directors do not receive any cash compensation for services provided as members of the Board. Directors (other than employee directors) are awarded nonqualified stock options annually under the 1993 Plan. Eligible directors are each awarded an option to purchase 13,500 shares of Common Stock upon their initial election to the Board and an option to purchase 10,500 shares of Common Stock each time they are re-elected to the Board. The exercise price of these options is fixed at the fair market value of the Common Stock on the date of the relevant annual meeting.

INDEMNIFICATION

     Under the Company's Articles of Incorporation, a director is not liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. However, the Articles of Incorporation do not eliminate a director's liability for breach of the duty of loyalty, acts or omissions not in good faith, certain payments not permitted under the California Corporations Code or transactions in which the director derives an improper personal benefit. The Articles of Incorporation also provide that the Company has the authority to indemnify its directors, officers, employees and agents beyond the circumstances permitted under Section 317 of the California Corporations Code.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended January 31, 1999 ("fiscal 1998"), the Board of Directors of the Company held a total of seven meetings and acted by unanimous written consent on six occasions. The Board of Directors has four standing
Committees: Audit, Compensation, Investment and Nominating and Corporate Governance.

     During fiscal 1998, the Audit Committee of the Board of Directors (the "Audit Committee") held two meetings. The Audit Committee is currently comprised of Messrs. Bessin (Chairman), McMahan and Berry. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent accountants and evaluating the Company's accounting principles and its system of internal accounting controls.

     During the last fiscal year, the Compensation Committee of the Board of Directors (the "Compensation Committee") held six meetings and acted by unanimous written consent on one occasion. The Compensation Committee is currently comprised of Messrs. McMahan (Chairman), Bellamy, Martin and Ms. Emerson. The Compensation Committee is primarily responsible for officers' compensation matters and for administering the Company's stock option plans.

     The Investment Committee is currently comprised of Messrs. Berry (Chairman), McMahan and Bessin. The Investment Committee was established during fiscal 1998 and has not held a meeting . The Investment Committee is primarily responsible for setting policy regarding investments of the Company's excess cash.

     The Nominating and Corporate Governance Committee is comprised of Mr. Bellamy (Chairman), Mr. Lester and Ronald M. Loeb, former outside counsel to the Company. The Nominating and Corporate Governance Committee was established during fiscal 1998 and has not held a meeting. The Nominating and Corporate Governance Committee is primarily responsible for determining the qualifications of and selected director nominees and for setting policies regarding the corporate governance responsibilities of the Board and management.

     No director attended fewer than 75% of all meetings of the Board of Directors and the committees upon which such director served during the fiscal year ended January 31, 1999, except directors Adrian Bellamy and John Martin.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES.

                              CERTAIN TRANSACTIONS

     The Company leases two distribution centers in Memphis, Tennessee from two partnerships whose partners include an executive officer/director and a director of the Company. See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     Executive officers of the Company are elected by the Board of Directors and serve at the pleasure of the Board. Certain information concerning such executive officers is set forth below:

               NAME                 AGE    PRESENT POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
               ----                 ---   -----------------------------------------------------------
W. Howard Lester..................  63    Chairman since 1986 and Chief Executive Officer since 1979.
Charles E. Williams...............  83    Founder of the Company and Vice Chairman since 1986.
Dennis A. Chantland...............  56    Executive Vice President and Chief Administrative Officer
                                          since 1995; and Secretary since 1996
Patrick J. Connolly...............  52    Executive Vice President and General Manager, Catalog since
                                          1995; Senior Vice President -- Mail Order, 1991-1995; Vice
                                          President -- Mail Order, 1979-1990; and Assistant Secretary
                                          since 1983.
Gary G. Friedman..................  41    Chief Merchandising Officer and President, Retail Stores
                                          since 1995; Executive Vice President 1993-1995; Senior Vice
                                          President -- Stores, 1991-1992; and Vice
                                          President -- Stores, 1988-1990.
Richard C. Hunter.................  54    Senior Vice President -- International Operations and
                                          Development since 1996.
John S. Bronson...................  51    Senior Vice President -- Human Resources since 1999.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and its four other most highly compensated executive officers who served as executive officers during the fiscal year ended January 31, 1999 and whose total annual salaries and bonuses exceeded $100,000 during such fiscal year.

                                                                                         LONG TERM
                                                                                       COMPENSATION
                                                                 ANNUAL                   AWARDS
                                                            COMPENSATION(2)        ---------------------
                                                        ------------------------   SECURITIES UNDERLYING      ALL OTHER
        NAME AND PRINCIPAL POSITION           YEAR(1)   SALARY($)   BONUS($)(9)        OPTIONS(#)(3)       COMPENSATION($)
        ---------------------------           -------   ---------   ------------   ---------------------   ---------------
W. Howard Lester............................   1998      681,362            0             100,000               5,789(4)
  Chief Executive Officer,                     1997      628,978      150,000             240,000               7,445
  Chairman and Director                        1996      498,077      100,000              60,000               7,638
Dennis A. Chantland.........................   1998      419,725            0             230,000               2,696(5)
  Executive Vice President,                    1997      386,892      200,000             230,000               4,038
  Chief Administrative Officer and Secretary   1996      342,244       75,000              50,000               4,930
Patrick J. Connolly.........................   1998      315,696       75,000             100,000               3,274(6)
  Executive Vice President                     1997      286,772      200,000              30,000               2,498
  and General Manager -- Catalog and
    Director                                   1996      229,080       75,000              30,000               7,478
Gary G. Friedman............................   1998      465,539            0             230,000               3,214(7)
  Chief Merchandising Officer,                 1997      455,253      100,000             180,000               1,109
  President -- Retail Division and Director    1996      399,580       75,000              40,000               1,226
Richard C. Hunter...........................   1998      236,847            0              20,000                 815(8)
  Senior Vice President,                       1997      303,037       70,000              22,000               1,527
  International Operations and Development     1996       41,237            0             100,000                 167

---------------
(1) Rows specified "1998," "1997" and "1996" represent fiscal years ended January 31, 1999, February 1, 1998 and February 2, 1997 respectively.

(2) While the named executive officers enjoy certain perquisites, the aggregate value of such perquisites for the fiscal years shown did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for the applicable year.

(3) Figures have been adjusted to reflect the 2-for-1 stock split in May 1998 (the "Stock Split").

(4) Comprised of premiums paid by the Company for term life insurance and benefits received under the Company's executive supplemental medical plan of $4,914 and $875, respectively.

(5) Comprised of premiums paid by the Company for term life insurance and benefits received under the Company's executive supplemental medical plan of $1,338 and $1,358, respectively.

(6) Comprised of premiums paid by the Company for term life insurance and benefits received under the Company's executive supplemental medical plan of $2,016 and $1,258, respectively.

(7) Comprised of premiums paid by the Company for term life insurance and benefits received under the Company's executive supplemental medical plan of $714 and $2,500, respectively.

(8) Comprised of premiums paid by the Company for term life insurance and benefits received under the Company's executive supplemental medical plan of $805 and $10, respectively.

(9) Amounts represent bonuses earned during each fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the information noted for all grants of stock options made to the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table during the fiscal year ended January 31, 1999:

                                                   INDIVIDUAL GRANTS
                               ---------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                                 NUMBER OF     PERCENTAGE OF                                 AT ASSUMED ANNUAL RATES
                                SECURITIES     TOTAL OPTIONS                               OF STOCK PRICE APPRECIATION
                                UNDERLYING       GRANTED TO     EXERCISE OR                      FOR OPTION TERM
                                  OPTIONS       EMPLOYEES IN    BASE PRICE    EXPIRATION   ----------------------------
            NAME               GRANTED(#)(1)   FISCAL YEAR(%)    ($/SH)(1)       DATE         5%($)           10%($)
            ----               -------------   --------------   -----------   ----------   ------------    ------------
W. Howard Lester.............     100,000            7.5           27.56       3/10/08      1,733,234       4,392,354
Dennis A. Chantland..........      80,000            6.0           27.56       3/10/08      1,386,587       3,513,883
                                  150,000           11.2           21.56        9/7/08      2,034,081       5,154,761
Patrick J. Connolly..........      50,000            3.8           27.56       3/10/08        866,617       2,196,177
                                   50,000            3.8           21.56        9/7/08        678,027       1,718,254
Gary G. Friedman.............      80,000            6.0           27.56       3/10/08      1,386,587       3,513,883
                                  150,000           11.2           21.56        9/7/08      2,034,081       5,154,761
Richard C. Hunter............      20,000            1.5           27.56       3/10/08        346,647         878,471

---------------
(1) All of these options, except for certain options granted to Messrs. Chantland and Friedman were repriced to $19.31 in October 1998 as noted in the Report on Repricing of Options/SAR's. Figures have been adjusted to reflect stock splits.

AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

     The following table sets forth information with respect to the exercise of stock options during the fiscal year ended January 31, 1999 and the fiscal year-end value of unexercised options held by the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table:

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING               VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                                                FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(2)
                             OPTIONS           VALUE        ---------------------------   ---------------------------
         NAME            EXERCISED(#)(1)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            ---------------   --------------   -----------   -------------   -----------   -------------
W. Howard Lester.......            0         $        0       475,500        359,000      $13,679,604    $7,088,712
Dennis A. Chantland....      186,000          3,468,075             0        524,000                0     9,944,272
Patrick J. Connolly....      237,250          6,245,057        19,250        156,000          543,534     2,808,048
Gary G. Friedman.......      101,250          2,612,382       631,000        444,000       17,115,368     8,143,332
Richard C. Hunter......       44,400            693,811             0         97,600                0     1,637,933

---------------
(1) Figures have been adjusted to reflect Stock Splits

(2) Represents the difference between the closing market price of the Company's common stock on January 29, 1999 ($34.69 per share) and the exercise price of the options.

REPORT ON REPRICING OF OPTIONS

     Options held by Named Officers were repriced in the fiscal year ended January 31, 1999 as set forth below(1).

                                       NUMBER OF
                                       SECURITIES    MARKET PRICE                                   LENGTH OF ORIGINAL
                                       UNDERLYING      OF STOCK     EXERCISE PRICE                    TERM REMAINING
                                        OPTIONS       AT TIME OF      AT TIME OF                        AT DATE OF
                                      REPRICED OR    REPRICING OR    REPRICING OR    NEW EXERCISE      REPRICING OR
           NAME              DATE       AMENDED       AMENDMENT       AMENDMENT        PRICE($)         AMENDMENT
           ----             -------   ------------   ------------   --------------   ------------   ------------------
W. Howard Lester..........  10/7/98     100,000         19.31           27.56           19.31       9 years, 6 months
Dennis A. Chantland.......  10/7/98      90,000         19.31           21.56           19.31       10 years
                            10/7/98      80,000         19.31           27.56           19.31       9 years, 6 months
Patrick J. Connolly.......  10/7/98      50,000         19.31           27.56           19.31       9 years, 6 months
                            10/7/98      50,000         19.31           21.56           19.31       10 years
Gary G. Friedman..........  10/7/98      80,000         19.31           27.56           19.31       9 years, 6 months
                            10/7/98      90,000         19.31           21.56           19.31       10 years
Richard C. Hunter.........  10/7/98      20,000         19.31           27.56           19.31       9 years, 6 months

---------------
(1) The Board of Directors and Compensation Committee view options as essential to the effort to attract and retain key employees. In order to ensure that the options fulfilled their purpose, in October 1998, the Board and Committee determined to lower the exercise price for all outstanding options granted on or after June 27, 1997 to $19.31

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company does not have employment agreements with any of its executive officers.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for setting executive compensation policy and determining the compensation paid to executive officers of the Company. The Compensation Committee is currently comprised of the directors named below, all of whom are non-employee Directors.

     The Company's executive compensation programs are designed to enable the Company to attract, retain, motivate and reward highly qualified executives while maintaining strong and direct links between executive pay, individual performance, the Company's financial performance and shareholder returns. The Compensation Committee believes that officers and other key employees should have a significant stake in the Company's stock price performance under programs which link executive compensation to shareholder return. Notably, the Chief Executive Officer, Mr. Lester, beneficially owns 5,187,093 shares (including options which are currently exercisable or exercisable within 60 days) representing 9.2% of the shares of Common Stock as of March 26, 1999. Mr. Lester (together with the undersigned Mr. McMahan) purchased the Company from its founder Charles E. Williams in 1979. The Company first offered stock to the public in 1983.

     The Company competes with a number of different companies, both within and outside the retail industry, for talented executives. Accordingly, the Committee considers both pay practices at retailers of comparable size who are part of the Center for Research in Security Prices ("CRSP") Index for NASDAQ Retail Trade Stocks, one of the indices used in the Performance Graph, as well as pay practices at other companies considered comparable based on the industry, revenues and other factors (together, the "Compara-ble Companies") when assessing the competitiveness of the Company's compensation programs. The Committee utilizes an independent executive compensation advisor for information on competitive compensation levels.

     The Committee considers three major elements in its compensation program: base salaries, annual cash incentive opportunities, and long-term incentives via stock options. Base salaries are generally targeted at the median levels of the Comparable Companies, and actual salaries are adjusted for individual performance and contributions to the Company's success. In May 1997, the Committee reviewed the salaries of its executive officers, including the named executive officers.

     Based on the Company's performance in fiscal year 1997, base salary increases were granted to the following executives effective April 13, 1998.

                                           FROM         TO
                                         --------    --------
Mr. Lester.............................  $650,000    $679,200
Mr. Friedman...........................  $450,000    $470,200
Mr. Chantland..........................  $400,000    $418,000
Mr. Connolly...........................  $300,000    $313,500

     The second component of the Company's executive compensation program is the Profit Incentive Plan, which rewards participants for extraordinary results based on the annual financial performance of the Company. Based on the Company's performance in fiscal year 1997, the following bonus awards were granted to the executive officers. These bonuses include a special one-time bonus of $100,000 each to Messrs. Friedman, Chantland and Connolly in recognition of their extraordinary efforts during fiscal year 1997.

                                                   BONUS AWARD
                                                   -----------
Mr. Lester.......................................   $150,000
Mr. Friedman.....................................   $100,000
Mr. Chantland....................................   $200,000
Mr. Connolly.....................................   $200,000

     Stock ownership and the link to shareholder value is an integral part of the Company's executive compensation program. Accordingly, the number of stock options granted to the Chief Executive Officer and other executive officers reflect competitive practices for Comparable Companies and the assessment of their individual contributions. In 1998, Mr. Lester was granted options to purchase 100,000 shares, Mr. Chantland was granted options to purchase 230,000 shares, Mr. Friedman was granted options to purchase 230,000 shares, Mr. Connolly was granted options to purchase 100,000 shares and the other executive officer was granted an option for 20,000 shares in recognition of their contributions during 1997 and to further link a significant portion of their compensation to shareholder returns. All stock options were granted with an exercise price equal to the fair market value of one share of Common Stock on the date of the grant.

     The Committee believes that the key officers of the Company have provided excellent services and been diligent in their commitment to the Company. Although the Company's stock price did not necessarily reflect the quality of their efforts, the Committee believes that stock ownership by such officers provides an important incentive for their continued efforts and diligence. In order to ensure that options fulfilled their purpose of helping the Company attract and retain key employees, in October 1998 the Board of Directors and the Committee determined to lower the exercise price for all of the Company's outstanding stock options granted between June 27, 1997 and October 7, 1998 (except for a portion of the options held by Messrs. Chantland and Friedman) with an exercise price greater than $19.31 to $19.31, the Company's closing price at the time the action was taken.

     The Omnibus Budget and Reconciliation Act of 1993 amended Section 162(m) of the Internal Revenue Code and could, depending on future compensation levels, result in limits on the Company's ability to deduct compensation in excess of $1,000,000 paid to certain executive officers. Exceptions to this deductibility limit may be made for various forms of performance-based compensation. Based on 1998 compensation levels, no such limits on the deductibility of compensation applied for any officer of the Company. The Company has not adopted a policy specifically prohibiting compensation at a level that would limit deductions. While the Compensation Committee cannot predict how the deductibility limit may impact the Company's compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation which strongly links pay to performance. The approach should preserve the deductibility of the Company's executive compensation while maintaining highly motivational compensation programs which support the Company business objectives and strategies and reinforce the creation of shareholder value.

                                          Respectfully submitted,

                                          James A. McMahan
                                          Adrian Bellamy
                                          Janet Emerson
                                          John E. Martin
                                          Members of the Compensation Committee

PERFORMANCE GRAPH

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS OF THE COMPANY,
          CRSP* INDEX FOR THE NYSE STOCK MARKET (U.S. COMPANIES), AND
                   CRSP INDEX FOR NASDAQ RETAIL TRADE STOCKS

                                                  WILLIAMS-SONOMA, INC.         NYSE STOCK MARKET          NASDAQ RETAIL TRADE
                                                  ---------------------         -----------------          -------------------
'1/30/94'                                                100.00                      100.00                      100.00
'1/29/95'                                                137.40                       99.90                       89.70
'1/28/96'                                                 89.40                      133.50                       98.70
'2/2/97'                                                 182.50                      168.30                      123.60
'2/1/98'                                                 245.60                      213.10                      144.20
'1/31/99'                                                400.20                      258.20                      176.20

NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.00 on 1/28/94.

 * Center for Research in Security Prices, The University of Chicago, Graduate School of Business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's warehouse and distribution center is located in Memphis, Tennessee. The warehouse and distribution center consists of three separate facilities -- one for mail order operations, one for retail store operations and a third facility which processes non-conveyable merchandise-the first two of which are leased from two partnerships whose partners include directors, an executive officer, and significant shareholders of the Company. The third facility is leased from a third party.

  Mail Order Facility

     In July 1984, the Company entered into an agreement to lease a 243,000 square foot distribution center from a partnership. The lessor is a partnership comprised of W. Howard Lester, Chairman, Chief Executive Officer and significant shareholder of the Company, and James A. McMahan, a director and significant shareholder of the Company and member of the Compensation and Audit Committees. The partnership financed the construction through the sale of $6,300,000 principal amount of industrial development bonds due June 2008. The lease had an initial, non-cancelable term of ten years expiring on June 30, 1994, with two optional five-year renewals by the Company. In December 1985, the partnership financed the construction of an additional 190,000 square feet of space through the sale of $2,900,000 principal amount of industrial development bonds due 2010. The Company's lease with the partnership was amended to include additional rent plus interest on the new bonds for the same lease term as the original lease. In December 1993, the Company exercised the two five-year renewal options and is now obligated to lease the space until June 30, 2004. Effective July 1, 1994, the fixed basic monthly rent is $51,500. Rental payments consist of basic monthly rent, plus interest on the bonds (a floating rate equal to 55% of the prime rate of a designated bank), applicable taxes, insurance and maintenance expenses. In connection with the December 1993 transaction, both the partnership and the Company provided to an unaffiliated bank an indemnity against certain environmental liabilities.

  Retail Store Facility

     In August 1990, the Company entered into a separate agreement to lease a second distribution center, consisting of approximately 307,000 square feet, adjacent to the existing distribution center in Memphis, Tennessee. The lessor is a partnership that includes Messrs. Lester and McMahan. The partnership financed the construction of the distribution center through the sale of $10,550,000 (bearing interest of 10.36%) principal amount of industrial development bonds due in August 2015.

     In September 1994, this lease was amended to include an approximately 306,000 square-foot expansion of the facility. The expansion was completed in October 1995. The lessor financed the construction of the expansion through a $500,000 capital contribution from its partners and the sale of $9,825,000 (bearing interest of 9.01%) principal amount of industrial development bonds due in August 2015. The amended lease has an initial, non-cancelable term of 15 years beginning August 1991 and ending in July 2006, with three optional five-year renewals. Rentals (including interest on the bonds, sinking fund payments, and fees) for the primary term are payable at an average rate of $711,000 per quarter plus applicable taxes, insurance and maintenance expenses.

     Both facilities were constructed to the Company's specifications. After the option periods, the Company is obligated to renew each lease annually so long as the bonds which financed the specific projects remain outstanding. The leases qualify as operating leases for accounting purposes. The Company believes that the facility leases are on terms no less favorable than the Company could have obtained from third parties in arm's-length transactions.

                                   PROPOSAL 2

                    APPROVAL OF AMENDMENT AND RESTATEMENT OF
                  ARTICLE IV OF THE ARTICLES OF INCORPORATION

BACKGROUND

     On March 15, 1999, the Board of Directors approved an amendment and restatement of Article IV ("Article IV") of the Company's Restated Articles of Incorporation (the "Article IV Amendment"), and directed the Article IV Amendment to be submitted to the shareholders for their approval at the Annual Meeting.

DESCRIPTION OF THE PROPOSED ARTICLE IV AMENDMENT

     As currently in effect, Article IV requires the approval of two-thirds of the Company's outstanding shares entitled to vote for the following actions: (a) a merger or consolidation of the Company or a subsidiary; (b) the sale or other disposition by the Company or a subsidiary of substantially all of the assets of the Company or a subsidiary; or (c) the adoption of any plan or proposal for dissolution or liquidation of the Company. By its terms, Article IV does not apply to any such transaction solely between the Company and another corporation of which 50% or more of the outstanding shares entitled to vote are owned, directly or indirectly, by the Company.

     The effect of Article IV is to require a two-thirds supermajority approval of the Company's outstanding shares in instances where the California General Corporation Law (the "CGCL") requires either the approval of a lesser proportion of the Company's shares or no shareholder approval at all. Under the CGCL, the approval of a majority of the Company's outstanding shares entitled to vote is generally required to approve a merger or consolidation of the Company, the sale by the Company of substantially all of its assets, or the voluntary winding up and dissolution of the Company. The CGCL generally does not require the Company to obtain the approval of its shareholders for the merger or consolidation of a subsidiary of the Company, or the sale by a subsidiary of substantially all of its assets.

     Article IV was adopted by the Company's Board of Directors and shareholders in 1984 as an anti-takeover or defensive measure against an unwanted or coercive attempt to acquire the Company. In particular, Article IV was designed to discourage in advance hostile tender offers by persons attempting to acquire, with a view towards a subsequent business combination, only that portion of the Company's stock necessary to obtain control and force the business combination. However, Article IV, may have the negative effect of delaying or impeding certain common corporate transactions that are unrelated to a hostile takeover of the Company. First, Article IV would require two-thirds supermajority approval of the Company's shareholders before any subsidiary, regardless of its size, could sell substantially all of its assets. However, Article IV would permit, without a shareholder vote, the sale by the Company of all of the stock of a subsidiary unless such subsidiary constituted substantially all of the Company's assets. Second, Article IV would require the Company to obtain the approval of two-thirds of its outstanding shares before the Company could make any acquisition, regardless of its size, via a "subsidiary merger," a commonly employed acquisition structure. (Under this structure, a newly-formed subsidiary of the acquiror merges with the target, with the shareholders of the target receiving cash and/or the acquiror's securities in the merger and the target becoming a wholly-owned subsidiary of the acquiror.) Absent Article IV, such a transaction would not ordinarily require approval of the Company's shareholders. New York Stock Exchange rules would require shareholder approval if, in such transaction, the Company was to issue enough of its stock to increase its outstanding shares or voting power by

20%; however, the vote required would be a majority of the shares present and voting at the meeting, not two-thirds of the outstanding shares.

     The Board of Directors believes it is in the best interests of the Company and its shareholders to amend and restate Article IV to eliminate the negative effects discussed above. The Article IV Amendment would eliminate the requirement that the Company obtain the approval of two-thirds of its outstanding shares in the case of (i) the merger or consolidation of a subsidiary, or (ii) the sale or other disposition of substantially all of the assets of a subsidiary where such assets do not constitute substantially all of the assets of the Company and its subsidiaries on a consolidated basis. Therefore, the Article IV Amendment will enhance management's ability to effect various corporate transactions involving a subsidiary of the Company by eliminating the need for a shareholder vote, except where such vote would otherwise be required under the CGCL or the rules of the New York Stock Exchange.

     As stated above, by its current terms Article IV excludes from its coverage transactions solely between the Company and another corporation of which 50% or more of the outstanding shares entitled to vote are owned, directly or indirectly, by the Company. The Article IV Amendment would also modify Article IV to exclude from Article IV's coverage transactions solely between the Company and one or more controlled entities or between two or more controlled entities, with "controlled entity" defined as a legal entity of which 50% or more of the outstanding equity entitled to vote is owned, directly or indirectly, by the Company. The Board of Directors believes this modification is necessary to clarify the intent of the existing exclusion.

     Under the CGCL, if a California corporation with 100 or more shareholders of record files, on or after January 1, 1989, an amendment to its articles of incorporation containing a supermajority voting provision such as Article IV, then the supermajority voting provision ceases to be effective after two years unless readopted by the same shareholder vote specified in the supermajority voting provision. The Company does not believe that this readoption requirement would apply to Article IV if it is amended as described above, because Article IV was originally adopted prior to January 1, 1989. However, if Article IV is amended as described above, it is possible that a shareholder of the Company or a third party will assert that Article IV will need to be readopted every two years by the affirmative vote of at least two-thirds of the Company's outstanding shares entitled to vote or otherwise cease to be effective.

     The full text of Article IV, as amended and restated by the Article IV Amendment, is set forth in Appendix A to this Proxy Statement.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Under the terms of Article IV, the Article IV Amendment requires the affirmative vote of 66 2/3% of the outstanding shares of the Company's Common Stock. For purposes of calculating the votes for and against the proposal, abstentions and broker non-votes will be treated as votes against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF ARTICLE IV.

                                   PROPOSAL 3

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     As recommended by its Audit Committee, the Board of Directors has selected Deloitte & Touche LLP as independent accountants for the fiscal year ending January 30, 2000, subject to ratification by the shareholders.

     Deloitte & Touche LLP, formerly known as Touche Ross & Co., has audited the Company's financial statements since the fiscal year ended March 31, 1980. It is expected that their representative will be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions.

     In the event that the selection of Deloitte & Touche as independent accountants for the fiscal year ending January 30, 2000, is not ratified by the shareholders, the Board of Directors will select other independent accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THIS REAPPOINTMENT.

                                 OTHER MATTERS

     The Company knows of no other matters to be acted upon at the meeting other than those referred to in the accompanying notice of the meeting. However, if any other matter should properly come before the meeting, holders of the proxies solicited hereby will vote thereon in their discretion.

                           PROPOSALS OF SHAREHOLDERS

     Proposals intended to be presented by shareholders at the 2000 Annual Meeting of Shareholders and included in the Company's proxy statement for such meeting must be received by the Secretary of the Company at 3250 Van Ness Avenue, San Francisco, California 94109, on or before December 16, 1999.

                      AVAILABILITY OF REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE UPON WRITTEN REQUEST AND WITHOUT CHARGE TO ANY SHAREHOLDER BY WRITING TO:

Secretary
Williams-Sonoma, Inc.
3250 Van Ness Avenue
San Francisco, California 94109

                                          By Order of the Board of Directors

                                          Dennis A. Chantland, Secretary
San Francisco, California
April 16, 1999

                                                                      APPENDIX A

                          AMENDMENT AND RESTATEMENT OF
                          ARTICLE IV OF THE COMPANY'S
                       RESTATED ARTICLES OF INCORPORATION

                                   ARTICLE IV

     Notwithstanding that applicable law would otherwise permit action to be taken with the approval of a lesser percentage, each of the following actions shall require the affirmative vote of not less than two-thirds of the outstanding shares of this corporation entitled to vote:

     (a) a merger or consolidation of this corporation;

     (b) the sale or other disposition by this corporation or a subsidiary of assets that constitute substantially all of the assets of this corporation and its subsidiaries on a consolidated basis; or

     (c) the adoption of any plan or proposal for dissolution or liquidation of this corporation;

provided that the provisions of this Article IV shall not apply to any such transaction solely between this corporation and one or more Controlled Entities or between two or more Controlled Entities. "Controlled Entity" means a legal entity of which 50% or more of the outstanding equity entitled to vote is owned, directly or indirectly, by this corporation.

     Notwithstanding any other provision of these Restated Articles of Incorporation or the Bylaws of this corporation and notwithstanding that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of this corporation, the affirmative vote of not less than two-thirds of the outstanding shares of this corporation entitled to vote shall be required to amend or repeal, or adopt any provision inconsistent with this Article IV.

                                     PROXY

                             WILLIAMS-SONOMA, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder of Williams-Sonoma, Inc. (the "Company") hereby appoints W. Howard Lester and Dennis A. Chantland, and each of them, with full power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on March 30, 1999, at the 1999 Annual Meeting of Shareholders of the Company, to be held on Wednesday, May 26, 1999 at 10:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournments or postponements thereof.

The Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted for the election of the named directors, FOR proposal 2, FOR proposal 3, and in the manner described in item 4 of this Proxy.

                    (PLEASE DATE AND SIGN ON REVERSE SIDE.)
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

                                                                                                            Please mark
                                                                                                            your votes as
                                                                                                            indicated in     /X/
                                                                                                            this example.

The Board of Directors recommends a vote "FOR" Items 1, 2 and 3.
                                                                                                              FOR  AGAINST  ABSTAIN
1. ELECTION OF DIRECTORS  FOR the election as       WITHHOLD       2. Proposal to approve the amendment and    / /    / /     / /
                         directors of all nomi-     AUTHORITY         restatement of Article IV of the
                         nees listed (except as   to vote for all     Articles of Incorporation.
                        marked to the contrary).  nominees listed.                                            FOR  AGAINST  ABSTAIN
                                /  /                  /  /         3. Proposed to ratify the selection of      / /    / /     / /
                                                                      Deloitte & Touche LLP as independent
                                                                      accountants for the 1999 fiscal year.
(INSTRUCTION: To withhold authority to vote for any
individual nominee, strike a line through that                     4. In their discretion, the Proxyholders are authorized to vote
nominee's name in the list below):                                    upon such other business as may properly come before this
                                                                      meeting, or any adjournments or postponements thereof.
Charles E. Williams   Patrick J. Connolly   James M. Berry
W. Howard Lester      Gary G. Friedman      John E. Martin
James A. McMahan      Adrian D.P. Bellamy   Janet L. Emerson
Nathan Bessin



                                                                          NOTE: stock has been issued in the name of two or more
                                                                          persons, all should sign. When signing as attorney,
                                                                          administrator, trustee or guardian, give full title
                                                                          as such. A corporation should have the name signed
                                                                          by its president or other authorized officer, with
                                                                          the office held designated. The undersigned hereby
                                                                          acknowledges receipt of the Notice of Annual Meeting
                                                                          of Shareholders, the Proxy Statement and the Annual
                                                                          Report for the 1997 Fiscal Year furnished herewith.

                                                                          ______________________________________________________
                                                                                      Please Prince Name(s)

Signature(s)____________________________________________________________________________________________ Date ____________, 1999
Please sign exactly as your name or names on this proxy and return it promptly in the enclosed envelope.

---------------------------------------------------------------------------------------------------------------------------------
                                                 - FOLD AND DETACH HERE-
